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EX.99.g(xiii)

                                   SCHEDULE 2

                       WORLDWIDE NETWORK OF SUBCUSTODIANS

COUNTRY                             SUBCUSTODIAN
-------                             ------------
Argentina                           Citibank, N.A.
Australia                           National Australia Bank Limited
Austria                             Bank Austria Creditanstalt AG
Bahrain                             HSBC Bank Middle East
Bangladesh                          Standard Chartered Bank PLC
Belgium                             Banque Bruxelles Lambert
Benin                               Societe Generale de Banques en Cote d'lvoire
Bermuda                             Bank of Bermuda Limited
Bolivia                             Citibank, N.A.
Botswana                            Barclays Bank of Botswana Ltd.
Brazil                              BankBoston, N.A.
Bulgaria                            ING Bank N.V.
Burkina Faso                        Societe Generale de Banques en Cote d'lvoire
Canada                              Royal Bank of Canada
Chile                               BankBoston, N.A.
China                               The Standard Chartered Bank
Colombia                            Cititrust Colombia S.A.
Costa Rica                          Banco BCT
Croatia                             Privredna Banka Zabreb d.d.
Cyprus                              Bank of Cyprus Ltd.
Czech Republic                      Ceskoslovenska Obchodni Banka A.S.
Denmark                             Danske Bank
Ecuador                             Citibank, N.A.
Egypt                               Citibank, N.A.
Estonia                             Hansabank, Ltd.
Euromarket                          Clearstream Banking Luxembourg
Euromarket                          Euroclear Bank
Finland                             Nordea Bank Finland plc
France                              BNP Paribas Securities Services/Credit Agricole Indosuez
Germany                             Dresdner Bank AG
Ghana                               Barclays Bank of Ghana Ltd.
Greece                              BNP Paribas Securities Services
Guinea Bissau                       Societe Generale de Banques en Cote d'lvoire
Hong Kong                           The Hongkong and Shanghai Banking Corporation Limited
Hungary                             HVB Bank Hungary Rt.
Iceland                             Landsbanki Islands
India                               The Hongkong and Shanghai Banking Corporation Limited
Indonesia                           The Hongkong and Shanghai Banking Corporation Limited

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
COUNTRY                             SUBCUSTODIAN
-------                             ------------
Ireland                             AIB/BNY Trust Company Limited
Israel                              Bank Leumi Le-Israel B.M.
Italy                               IntesaBCI S.p.A./BNP Paribas Securities Services
Ivory Coast                         Societe Generale de Banques en Cote d'lvoire - Abidjian
Jamaica                             CIBC Trust & Merchant Bank Jamaica Ltd.
Japan                               The Bank of Tokyo-Mitsubishi Limited/
                                    Mizuho Corporate Bank, Limited
Jordan                              HSBC Bank Middle East
Kazakhstan                          ABN/AMRO
Kenya                               Barclays Bank of Kenya Limited
Latvia                              Hansabanka Limited
Lebanon                             HSBC Bank Middle East
Lithuania                           Vilniaus Bankas
Luxembourg                          Banque et Caisse d'Epargne de L'Etat Luxembourg
Malaysia                            HongKong Bank Malaysia Berhad
Mali                                Societe Generale de Banques en Cote d'lvoire
Malta                               HSBC Bank Malta p.l.c.
Mauritius                           Hongkong and Shanghai Banking Corp.
Mexico                              Banco Nacional de Mexico
Morocco                             Banque Commerciale du Maroc
Namibia                             Stanbic Bank Namibia Limited
NASDAQ Europe                       Banque Bruxelles Lambert
Netherlands                         Fortis Bank (Nederland) N.V.
New Zealand                         National Australia Bank Ltd.
Niger                               Societe Generale de Banques en Cote d'lvoire
Nigeria                             Stanbic Bank Nigeria Limited
Norway                              Den norske Bank ASA
Oman                                HSBC Bank Middle East
Pakistan                            Standard Chartered Bank
Palestinian Autonomous Area         HSBC Bank Middle East, Ramallah
Panama                              BankBoston, N.A.
Peru                                Citibank, N.A.
Philippines                         The Hongkong and Shanghai Banking Corporation, Limited
Poland                              Bank Handlowy w Warszawie S.A.
Portugal                            Banco Comercial Portugues, S.A.
Qatar                               HSBC Bank Middle East, Doha
Romania                             ING Bank Bucharest
Russia                              Credit Suisse First Boston AO/
                                    Vneshtorgbanke (MinFin Bonds only)
Senegal                             Societe Generale de Banques en Cote d'lvoire
Singapore                           United Overseas Bank Limited/
                                    Development Bank of Singapore Ltd.
Slovak Republic                     Ceskoslovenska Obchodni Banka, A.S. Bratislava
Slovenia                            Bank Austria Creditanstalt d.d. Ljubljana
South Africa                        Standard Corporate and Merchant Bank
South Korea                         Standard Chartered Bank

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
COUNTRY                             SUBCUSTODIAN
-------                             ------------
Spain                               Banco Bilbao Vizcaya Argentaria SA /
                                    Banco Santander Central Hispano
Sri Lanka                           Standard Chartered Bank
Swaziland                           Standard Bank Swaziland Limited
Sweden                              Skandinaviska Enskilda Banken
Switzerland                         Credit Suisse First Boston
Taiwan                              The Hongkong and Shanghai Banking Corporation, Limited
Thailand                            Standard Chartered Bank/Bangkok Bank Public Company Ltd.
Togo                                Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago                   Republic Bank Limited
Tunisia                             Banque Internationale Arabe de Tunisie
Turkey                              Turkye Garanti Bankasi A.S. (Garanti Bank)
U.A.E.                              HSBC Bank Middle East, Dubai
Ukraine                             ING Bank
United Kingdom                      The Bank of New York/The Depository & Clearing Centre
United States                       The Bank of New York
Uruguay                             BankBoston, N.A.
Venezuela                           Citibank, N.A.
Vietnam                             The Hongkong and Shanghai Banking Corporation, Limited
Zambia                              Barclays Bank of Zambia Limited
Zimbabwe                            Barclays Bank of Zimbabwe Limited